Exhibit 10.12

FORM OF SENIOR MANAGING DIRECTOR AGREEMENT

This Senior Managing Director Agreement, dated as of                                   ,         (as amended, supplemented, waived or otherwise modified from time to time in accordance with its terms, the “SMD Agreement”), by and among Blackstone Holdings I L.P. (collectively with its affiliates, “Blackstone”) and each of the other persons from time to time party hereto (each, a “Senior Managing Director” or an “SMD”).

1.             Title; Reporting; Key Responsibilities.

(a)           Each SMD will be engaged as a Senior Managing Director of Blackstone. For as long as he or she is a Senior Managing Director, the business of Blackstone will be such SMD’s sole occupation, and each SMD agrees to devote substantially all of such SMD’s business time, skill, energies and attention to Blackstone in a diligent manner.

(b)           Each SMD will report to such individual or individuals as directed by Blackstone.

(c)           Each SMD’s key responsibilities will be determined by Blackstone.

2.             Distributions and Benefits.

(a)           Each SMD will be paid such distributions and benefits as may be determined by Blackstone from time to time. Each SMD understands and agrees that (a) the amounts and types of such SMD’s distributions remain at all times subject to the sole discretion of Blackstone and are subject to change at any time; and (b) Blackstone may alter, amend, modify, discontinue or supplement any and all benefits, policies and programs at any time in its sole discretion.

(b)           During his or her service at Blackstone (in any capacity) and until the expiration of all transfer restrictions applicable to any limited partner interests or units such SMD may hold of Blackstone Holdings (as defined in the SMD Non-Competition and Non-Solicitation Agreement, attached hereto as Schedule A (the “Non-Competition Agreement”)) or The Blackstone Group L.P., respectively (collectively the “Units”), each SMD agrees (on behalf of himself or herself and any and all estate planning vehicles, partnerships or other legal entities controlled by or affiliated with such SMD (“Affiliated Vehicles”)) that all Units held by such SMD and all such Affiliated Vehicles will only be held in an account at Blackstone’s equity plan administrator or otherwise administered by such administrator.

3.             Governing Agreements; Non-Competition.

(a)           Each SMD acknowledges and agrees that such SMD is subject to all applicable provisions of the Blackstone compliance policies, including the Compliance Policies and Procedures Manual, Investment Adviser Compliance Policies and Procedures and its related supplements, and USA Patriot Act Anti-Money Laundering Policies, as well as Blackstone’s Code of Conduct and the Employee Handbook and Business Continuity Plan (or in the case of UK-based SMDs, the U.K. AML Manual and U.K. Compliance Manual) (collectively, the “Blackstone Compliance Policies”).

(b)           Each SMD acknowledges that he or she has executed the Non-Competition Agreement and agrees that the terms thereof are incorporated herein by reference.

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(c)           Each SMD agrees to comply with the confidentiality restrictions set forth in the Non-Competition Agreement.

4.             Governance. Subject to Section 5.5 of the Agreement of Limited Partnership of The Blackstone Group L.P., each SMD acknowledges and agrees that becoming a party to this SMD Agreement does not afford such SMD any rights with respect to the management and/or operation of Blackstone.

5.             Termination; Resignation.

(a)           Each SMD acknowledges and agrees that Blackstone may terminate such SMD’s service at any time for any reason, or for no reason at all with or without cause; provided, however, that Blackstone shall provide such SMD with written notice at least ninety days prior to the date of the termination of such SMD’s service during which Blackstone may elect to place such SMD on paid leave for all or part of such ninety-day period; provided further that during such ninety-day period, such SMD shall continue to receive his or her base draw and benefits, subject to the payment of related premiums, but shall not receive or participate in any profit sharing or bonus arrangements (including participation in the carried interest program).

(b)           Notwithstanding the foregoing, each SMD acknowledges and agrees that Blackstone may terminate such SMD’s services hereunder for Cause and such termination shall be effective immediately. For purposes of this SMD Agreement, Cause means the occurrence or existence of any of the following as determined fairly, reasonably, on an informed basis and in good faith by Blackstone: (i) (w) any breach by such SMD of any provision of the Non-Competition Agreement, (x) any material breach of any rules or regulations of Blackstone applicable to such SMD, (y) such SMD’s deliberate failure to perform his or her duties to Blackstone, or (z) such SMD’s committing to or engaging in any conduct or behavior that is or may be harmful to Blackstone in a material way; provided that, in the case of any of the foregoing clauses (w), (x), (y) and (z), Blackstone has given such SMD written notice (a “Notice of Breach”) within fifteen days after Blackstone becomes aware of such action and such SMD fails to cure such breach, failure to perform or conduct or behavior within fifteen days after receipt by Blackstone of such Notice of Breach from Blackstone (or such longer period, not to exceed an additional fifteen days, as shall be reasonably required for such cure, provided that such SMD is diligently pursuing such cure); (ii) any act of fraud, misappropriation, dishonesty, embezzlement or similar conduct against Blackstone; or (iii) conviction (on the basis of a trial or by an accepted plea of guilty or nolo contendere) of a felony or crime (including any misdemeanor charge involving moral turpitude, false statements or misleading omissions, forgery, wrongful taking, embezzlement, extortion or bribery), or a determination by a court of competent jurisdiction, by a regulatory body or by a self-regulatory body having authority with respect to securities laws, rules or regulations of the applicable securities industry, that such SMD individually has violated any applicable securities laws or any rules or regulations thereunder, or any rules of any such self-regulatory body (including, without limitation, any licensing requirement), if such conviction or determination has a material adverse effect on (A) such SMD’s ability to function as an SMD, taking into account the services required of such SMD and the nature of Blackstone’s business or (B) the business of Blackstone.

(c)           Each SMD agrees to provide Blackstone with written notice of such SMD’s intention to terminate his or her service with Blackstone at least ninety days prior to the date of such termination (the “Notice Period”). Written notice pursuant to this Section 5(c) shall be provided to any of the Chief Executive Officer, Chief Operating Officer or Chief Legal Officer of Blackstone. During the Notice Period, each SMD shall perform any and all duties as directed by Blackstone, in its sole discretion.

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(d)           Each SMD shall be placed on garden leave status for a period commencing on the day following the conclusion of the ninety-day Notice Period and continuing for ninety days thereafter (the “Garden Leave Period”). During the Garden Leave Period, each SMD shall continue to receive his or her base draw and benefits, subject to the payment of related premiums, but shall not receive or participate in any profit sharing or bonus arrangements (including participation in the carried interest program). During the Garden Leave Period, each SMD shall not be required to carry out any duties for or on behalf of Blackstone. Each SMD agrees that he or she will not enter into any employment or other business relationship with any other employer or otherwise prior to the conclusion of the Garden Leave Period.

(e)           The provisions of Sections 5(c) and 5(d) shall not be applicable in instances in which each SMD’s service with Blackstone is terminated by Blackstone with or without Cause.

6.             Arbitration; Venue. Any dispute, controversy or claim between each SMD and Blackstone, arising out of or concerning the provisions of this SMD Agreement, such SMD’s service with Blackstone or otherwise concerning any rights, obligations or other aspects of such SMD’s relationship with Blackstone, shall be finally resolved in accordance with the provisions of Section VII of the Non-Competition Agreement. Without limiting the foregoing, each SMD acknowledges that a violation on such SMD’s part of this SMD Agreement would cause irreparable damage to Blackstone. Accordingly, each SMD agrees that Blackstone will be entitled to injunctive relief for any actual or threatened violation of this SMD Agreement in addition to any other remedies it may have.

7.             Successors and Assigns. This SMD Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective predecessors, successors, assigns, heirs, executors, administrators and personal representatives, and each of them, whether so expressed or not, and to the extent provided herein, the affiliates of the parties and Blackstone. This SMD Agreement is not assignable by each SMD without the prior written consent of Blackstone, and any attempted assignment of this SMD Agreement, without such prior written consent, shall be void.

8.             Entire Agreement. This SMD Agreement (including the Schedule A attached hereto, which is incorporated herein by reference and made a part hereof), embodies the complete agreement and understanding among the parties with respect to the subject matter hereof and thereof and supersedes and terminates any prior understandings, agreements or representations, written or oral, which may have related to the subject matter hereof or thereof in any way, except for any (i) governing agreements of the general partners or managing members (collectively, “General Partners”) of Blackstone sponsored investment funds; (ii) any guarantees executed by such SMD prior to the date hereof for the benefit of any limited partners or General Partners of any Blackstone sponsored investment fund in respect of any “clawback” obligation to such Blackstone sponsored investment fund; and (iii) other agreements that may be specifically listed on Schedule B attached hereto.

9.             Headings. The section headings in this SMD Agreement are for convenience of reference only and shall in no event affect the meaning or interpretation of this SMD Agreement.

10.           Modification or Waiver in Writing. This SMD Agreement may not be modified or amended except by a writing signed by each of the parties hereto. No waiver of this SMD Agreement or of any promises, obligations or conditions contained herein shall be valid unless in writing and signed by the party against whom such waiver is to be enforced. No delay on the part of any person in exercising any right, remedy or power hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any person of any such right, remedy or power, nor any single or partial exercise of any such right, remedy or power, preclude any further exercise thereof or the exercise of any other right, remedy or power.

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11.           Blackstone Partnership Agreement. This SMD Agreement shall be treated as part of the Blackstone Partnership Agreement for purposes of Section 761(c) of the Code and Sections 1.704-1(b)(2)(ii)(h) and 1.761-1(c) of the Treasury Regulations.

12.           Governing Law. This SMD Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely within such State.

13.           Counterparts. This SMD Agreement may be executed in any number of counterparts, each of which shall be an original and all of which shall constitute one and the same instrument.

*              *              *

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WHEREOF, the parties hereto have duly executed this Senior Managing Director Agreement as of the date first above written,

BLACKSTONE HOLDINGS I L.P.

		By:	Blackstone Holdings I/II GP Inc., its general partner

By:
Name:
Title:

By:
Name:

Senior Managing Director Agreement Signature Page

Schedule A

SMD Non-Competition and Non-Solicitation Agreement

This SMD Non-Competition and Non-Solicitation Agreement, dated as of                                 ,         (the “Non-Competition Agreement”), between Blackstone Holdings I L.P., a Delaware limited partnership, Blackstone Holdings II L.P., a Delaware limited partnership, Blackstone Holdings III L.P., a Delaware limited partnership, Blackstone Holdings IV L.P., a Québec société en commandite, and Blackstone Holdings V L.P., a Québec société en commandite (collectively, “Blackstone Holdings” and, together with its subsidiaries and affiliated entities, “Blackstone”), and each of the other persons from time to time party hereto (each, an “SMD”).

WHEREAS,

(a)           The Blackstone Group L.P., a Delaware limited partnership (the “Public Issuer”) is effecting an initial public offering (the “IPO”) of its common units representing limited partner interests pursuant to a Registration Statement on Form S-1 (Registration No. 333-141504) filed with the U.S. Securities and Exchange Commission (the “Registration Statement”);

(b)           As a condition precedent to the IPO, each SMD and the other existing owners of the entities comprising Blackstone Group (as such term is defined in the Registration Statement) will effect the sales and contributions constituting the Reorganization (as such term is defined in the Registration Statement and, together with the IPO, the “Transaction”);

(c)           Each SMD acknowledges and agrees that the limited partner interests in the Blackstone Holdings partnerships and other consideration that such SMD will receive in connection with and as a result of the Transaction will materially benefit such SMD;

(d)           As part of the Transaction, the Public Issuer (and accordingly the public investors in the IPO), will acquire an equity interest in Blackstone Holdings;

(e)           Each SMD acknowledges and agrees that it is essential to the success of the Transaction, and Blackstone in the future, that the limited partner interests in Blackstone Holdings that are being issued in connection with the Transaction be protected by non-competition and non-solicitation agreements that will be entered into by such SMD and other existing owners of Blackstone Group;

(f)            Each SMD acknowledges and agrees that Blackstone would suffer significant and irreparable harm from SMD competing with Blackstone for a period of time after the IPO or after the termination of SMD’s service with Blackstone;

(g)           Each SMD acknowledges and agrees that in connection with the Transaction, and in the course of such SMD’s service with Blackstone, such SMD has been and will be provided with Confidential Information (as hereinafter defined) of Blackstone, and has been and will be provided with the opportunity to develop relationships with investors and clients, prospective investors and clients, employees and other agents of Blackstone, and such SMD further acknowledges that such Confidential Information and relationships are extremely valuable assets in which Blackstone has invested and will continue to invest substantial time, effort and expense and which represent a significant component of the value of the Transaction; and

(h)           It is a condition precedent to each SMD participating in the Transaction that such SMD agree to be bound by the covenants contained herein (collectively, the “Restrictive Covenants”).

NOW, THEREFORE, for good and valuable consideration, each SMD and Blackstone hereby covenant and agree to the following restrictions which such SMD acknowledges and agrees are reasonable and necessary to protect the legitimate business interests of Blackstone and for the other owners of Blackstone to have and enjoy the full benefit of the business interests acquired in connection with the Transaction and which will not unnecessarily or unreasonably restrict such SMD’s professional opportunities should his or her service with Blackstone terminate:

I.                                         Non-Competition and Non-Solicitation Covenants

A.            Non-Competition. Each SMD shall not, directly or indirectly, during such SMD’s service with Blackstone, and for a period ending on the later of two years following the date of the IPO, or twelve months following (i) the termination by Blackstone of such SMD’s service pursuant to Sections 5(a) or 5(b) of the SMD Agreement, or (ii) the commencement of such SMD’s Garden Leave Period pursuant to Section 5(d) of the SMD Agreement, associate (including but not limited to association as a sole proprietor, owner, employer, principal, investor, joint venturer, shareholder, associate, employee, member, consultant, contractor or otherwise) with any Competitive Business or any of the affiliates, related entities, successors or assigns of any Competitive Business; provided however that with respect to the equity of any Competitive Business which is or becomes publicly traded, such SMD’s ownership as a passive investor of less than 3% of the outstanding publicly traded stock of a Competitive Business shall not be deemed a violation of this Non-Competition Agreement; provided further that if such SMD’s service with Blackstone is terminated without Cause by Blackstone, then the foregoing periods of time will be reduced to 120 days and 90 days respectively rather than two years and twelve months respectively. For purposes of this Non-Competition Agreement, “Competitive Business” means any business, in any geographical or market area where Blackstone conducts business or provides products or services, that competes with the business of Blackstone, including any business in which Blackstone engaged during the term of such SMD’s service and any business that Blackstone was actively considering conducting at the time of such SMD’s termination of service and of which such SMD has, or reasonably should have, knowledge.

B.            Non-Solicitation of Clients/Investors. Each SMD shall not, directly or indirectly, during such SMD’s service with Blackstone, and for a period ending on the later of two years following the date of the IPO, or twelve months following (i) the termination by Blackstone of such SMD’s service pursuant to Sections 5(a) or 5(b) of the SMD Agreement, or (ii) the commencement of such SMD’s Garden Leave Period pursuant to Section 5(d) of the SMD Agreement, (a) solicit, or assist any other individual, person, firm or other entity in soliciting, the business of any Client or Prospective Client for or on behalf of an existing or prospective Competitive Business; (b) perform, provide or assist any other individual, person, firm or other entity in performing or providing, services similar to those provided by Blackstone, for any Client or Prospective Client; or (c) impede or otherwise interfere with or damage (or attempt to impede or otherwise interfere with or damage) any business relationship and/or agreement between Blackstone and (i) a Client or Prospective Client or (ii) any supplier.

1.             For purposes of this Non-Competition Agreement, “Client” shall mean any person, firm, corporation or other organization whatsoever for whom Blackstone provided services (including without limitation any investor in any Blackstone fund, any client of any Blackstone business group or any other person for whom Blackstone renders any service) with respect to whom each SMD, individuals reporting to such SMD or individuals over whom such SMD had direct or indirect responsibility, had personal contact or dealings on Blackstone’s behalf during the three-year period immediately preceding such SMD’s termination of service. “Prospective Client” shall mean any person, firm, corporation or other organization whatsoever with whom Blackstone has had any negotiations or discussions regarding the possible engagement of business or the performance of business services within the eighteen months preceding such SMD’s termination of service with Blackstone with respect to whom such SMD, individuals reporting to such SMD or individuals over whom such SMD had direct or indirect responsibility, had personal contact or dealing on Blackstone’s behalf during such eighteen-month period.

2.             For purposes of this Section I.B., “solicit” means to have any direct or indirect communication of any kind whatsoever, regardless of by whom initiated, inviting, advising, encouraging or requesting any individual, person, firm or other entity, in any manner, to take or refrain from taking any action.

C.            Non-Solicitation of Employees/Consultants. Each SMD shall not, directly or indirectly, during such SMD’s service with Blackstone, and for a period ending on the later of two years following the date of the IPO, or two years following (i) the termination by Blackstone of such SMD’s service pursuant to Sections 5(a) or 5(b) of the SMD Agreement or (ii) the commencement of such SMD’s Garden Leave Period pursuant to Section 5(d) of the SMD Agreement (such period, the “Restricted Period”), solicit, employ, engage or retain, or assist any other individual, person, firm or other entity in soliciting, employing, engaging or retaining, (a) any employee or other agent of Blackstone, including without limitation any former employee or other agent of Blackstone who ceased working for Blackstone within the twelve-month period immediately preceding or following the date on which such SMD’s service with Blackstone terminated, or (b) any consultant or senior adviser that such SMD knows or should know is under contract with Blackstone. For purposes of this Section I.C., “solicit” means to have any direct or indirect communication of any kind whatsoever, regardless of by whom initiated, inviting, advising, encouraging or requesting any person or entity, in any manner, to terminate their employment or business relationship with Blackstone, or recommending or suggesting (including by identifying a person or entity to a third party) that a third party take any of the foregoing actions.

II.                                     Confidentiality

A.            Each SMD expressly agrees, at all times, during and subsequent to such SMD’s service with Blackstone, to maintain the confidentiality of, and not to disclose to or discuss with, any person any Confidential Information (as hereinafter defined), except (i) to the extent reasonably necessary or appropriate to perform such SMD’s duties and responsibilities as an SMD including without limitation furthering the interests of Blackstone and/or developing new business for Blackstone (provided that Confidential Information relating to (x) personnel matters related to any present or former employee, partner or member of Blackstone (including such SMD himself or herself), including compensation and investment arrangements, or (y) the financial structure, financial position or financial results of the Blackstone Entities, shall not be so used without the prior consent of Blackstone), (ii) with the prior written consent of Blackstone, or (iii) as otherwise required by law, regulation or legal process or by any regulatory or self-regulatory organization having jurisdiction; provided that such SMD agrees that a copy of the provisions set forth in Section I may be disclosed to such SMD’s prospective future employers upon request in connection with such SMD’s application for employment.

B.            For purposes of this Non-Competition Agreement, “Confidential Information” means information concerning the business, affairs, operations, strategies, policies, procedures, organizational and personnel matters related to any present or former employee, partner or member of Blackstone (including each SMD himself or herself), including compensation and investment arrangements, terms of agreements, financial structure, financial position, financial results or other financial affairs, actual or proposed transactions or investments, investment results, existing or prospective clients or investors, computer programs or other confidential information related to the business of Blackstone or to its members, actual or prospective clients or investors (including funds managed by affiliates of Blackstone), their respective portfolio companies or other third parties. Such information may have been or may be provided in written or electronic form or orally. All of such information, from whatever source learned or obtained and regardless of Blackstone’s connection to the information, is referred to herein as

“Confidential Information.”  Confidential Information excludes information that has been made generally available to the public (although it does include any confidential information received by Blackstone from any clients), but information that when viewed in isolation may be publicly known or can be accessed by a member of the public will still constitute Confidential Information for these purposes if such information has become proprietary to Blackstone through Blackstone’s aggregation or interpretation of such information. Without limiting the foregoing, Confidential Information includes any information, whether public or not, which (1) represents, or is aggregated in such a way as to represent, or purport to represent, all or any portion of the investment results of, or any other information about the investment “track record” of, (a) Blackstone, (b) a business group of Blackstone, (c) one or more funds managed by Blackstone, or (d) any individual or group of individuals during their time at Blackstone, or (2) describes an individual’s role in achieving or contributing to any such investment results.

III.                                 Non-Disparagement

Each SMD agrees that, during and at any time after such SMD’s service with Blackstone, such SMD will not, directly or indirectly, through any agent or affiliate, make any disparaging comments or criticisms (whether of a professional or personal nature) to any individual or other third party (including without limitation any present or former member, partner or employee of Blackstone) or entity regarding Blackstone (or the terms of any agreement or arrangement of any Blackstone entity) or any of their respective affiliates, members, partners or employees, or regarding such SMD’s relationship with Blackstone or the termination of such relationship which, in each case, are reasonably expected to result in material damage to the business or reputation of Blackstone or any of its affiliates, members, partners or employees.

IV.                                Remedies

A.            Injunctive Relief. Each SMD acknowledges and agrees that Blackstone’s remedy at law for any breach of the Restrictive Covenants would be inadequate and that for any breach of such covenants, Blackstone shall, in addition to other remedies as may be available to it at law or in equity, or as provided for in this Non-Competition Agreement, be entitled to an injunction, restraining order or other equitable relief, without the necessity of posting a bond, restraining such SMD from committing or continuing to commit any violation of such covenants. Each SMD agrees that proof shall not be required that monetary damages for breach of the provisions of this Non-Competition Agreement would be difficult to calculate and that remedies at law would be inadequate.

B.            Forfeiture. In the event of any breach of this Non-Competition Agreement, the SMD Agreement or any limited liability company agreement, partnership agreement or other governing document of Blackstone to which such SMD is a party, or any termination for Cause of such SMD’s services, (i) such SMD shall no longer be entitled to receive payment of any amounts that would otherwise be payable to such SMD following such SMD’s withdrawal as an SMD, Member or Partner, as the case may be, of Blackstone (including, without limitation, return of such SMD’s capital contributions), (ii) all of such SMD’s remaining SMD, Member, Partner or other interests (including carried interests) in Blackstone (whether vested or unvested and whether delivered or not yet delivered) shall immediately terminate and be null and void and all of the securities of Blackstone Holdings or the Public Issuer (whether vested or unvested and whether delivered or not yet delivered) held by such SMD or such SMD’s personal planning vehicle(s) shall be forfeited, (iii) no further such interests or securities will be awarded to such SMD, and (iv) all unrealized gains (by investment) related to such SMD’s side by side investments will be forfeited.

V.                                    Amendment; Waiver

A.            This Non-Competition Agreement may not be modified, other than by a written agreement executed by each SMD and Blackstone, nor may any provision hereof be waived other than by a writing executed by Blackstone.

B.            The waiver by Blackstone of any particular default by each SMD or any employee of Blackstone, shall not affect or impair the rights of Blackstone with respect to any subsequent default of the same or of a different kind by such SMD or any employee of Blackstone; nor shall any delay or omission by Blackstone to exercise any right arising from any default by such SMD affect or impair any rights that Blackstone may have with respect to the same or any future default by such SMD or any employee of Blackstone.

VI.                                Governing Law

This Non-Competition Agreement and the rights and duties hereunder shall be governed by and construed and enforced in accordance with the laws of the State of New York.

VII.                            Resolution of Disputes; Submission to Jurisdiction; Waiver of Jury Trial

Any and all disputes which cannot be settled amicably, including any ancillary claims of any party, arising out of, relating to or in connection with the validity, negotiation, execution, interpretation, performance or non-performance of this Non-Competition Agreement (including the validity, scope and enforceability of this arbitration provision) or otherwise relating to Blackstone (including, without limitation, any claim of discrimination in connection with such SMD’s tenure as an SMD, Partner or Member of Blackstone or any aspect of any relationship between such SMD and Blackstone or any termination of such SMD’s services as such Member or Partner or of any aspect of any relationship between such SMD and Blackstone) shall be finally settled by arbitration conducted by a single arbitrator in New York in accordance with the then-existing Rules of Arbitration of the International Chamber of Commerce. If the parties to the dispute fail to agree on the selection of an arbitrator within thirty days of the receipt of the request for arbitration, the International Chamber of Commerce shall make the appointment. The arbitrator shall be a lawyer and shall conduct the proceedings in the English language. Performance under this Non-Competition Agreement shall continue if reasonably possible during any arbitration proceedings.

A.            Notwithstanding the provisions of this Section VII, Blackstone may bring an action or special proceeding in any court of competent jurisdiction for the purpose of compelling a party to arbitrate, seeking temporary or preliminary relief in aid of an arbitration hereunder and/or enforcing an arbitration award and, for the purposes of this Section VII.A, each SMD (i) expressly consents to the application of this Section to any such action or proceeding, (ii) agrees that proof shall not be required that monetary damages for breach of the provisions of this Non-Competition Agreement would be difficult to calculate and that remedies at law would be inadequate, and (iii) irrevocably appoints the Chief Legal Officer of Blackstone as such SMD’s agent for service of process in connection with any such action or proceeding and agrees that service of process upon such agent, who shall promptly advise such SMD of any such service of process, shall be deemed in every respect effective service of process upon such SMD in any such action or proceeding.

B.            EACH SMD HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF COURTS LOCATED IN NEW YORK, NEW YORK FOR THE PURPOSE OF ANY JUDICIAL PROCEEDING BROUGHT IN ACCORDANCE WITH THE PROVISIONS OF SECTION VII.A, OR ANY JUDICIAL PROCEEDING ANCILLARY TO AN ARBITRATION OR CONTEMPLATED

ARBITRATION ARISING OUT OF OR RELATING TO OR CONCERNING THIS NON-COMPETITION AGREEMENT. Such ancillary judicial proceedings include any suit, action or proceeding to compel arbitration, to obtain temporary or preliminary judicial relief in aid of arbitration or to confirm an arbitration award. The parties acknowledge that the forum designated by this Section VII.B will have a reasonable relation to this Non-Competition Agreement, and to the parties’ relationship with one another.

C.            Each SMD hereby waives, to the fullest extent permitted by applicable law, any objection which such SMD now or hereafter may have to personal jurisdiction or to the laying of venue of any such ancillary suit, action or proceeding brought in any court referred to in Sections VII.A and VII.B and agrees not to plead or claim the same.

D.            Each SMD hereby agrees that such SMD shall not, nor shall such SMD allow anyone acting on such SMD’s behalf to, subpoena or otherwise seek to gain access to any financial statements or other confidential financial information relating to Blackstone, or any of their respective members or partners, except as specifically permitted by the terms of this Non-Competition Agreement or by the provisions of any limited liability company agreement, partnership agreement or other governing document of Blackstone to which such SMD is a party; provided, that in any proceeding referred to in this Section VII, each SMD shall have the right to use firm financial statements previously provided to such SMD to the extent expressly provided in Section II of this Agreement.

VIII.                        Entire Agreement

This Non-Competition Agreement contains the entire agreement between the parties with respect to the subject matter herein and supersedes all prior oral and written agreements between the parties pertaining to such matters, except for any other agreements that may be specifically listed on Schedule B attached hereto.

IX.                                Severability

A.            If any provision of this Non-Competition Agreement shall be held or deemed to be invalid, illegal or unenforceable in any jurisdiction for any reason, the invalidity of that provision shall not have the effect of rendering the provision in question unenforceable in any other jurisdiction or in any other case or of rendering any other provisions herein unenforceable, but the invalid provision shall be substituted with a valid provision which most closely approximates the intent and the economic effect of the invalid provision and which would be enforceable to the maximum extent permitted in such jurisdiction or in such case.

WHEREOF, the parties hereto have duly executed this SMD Non-Competition and Non-Solicitation Agreement as of the date first above written.

BLACKSTONE HOLDINGS I L.P.

	By:	Blackstone Holdings I/II GP Inc., its general partner

By:
Name:
Title:

BLACKSTONE HOLDINGS II L.P.

	By:	Blackstone Holdings I/II GP Inc., its general partner

By:
Name:
Title:

BLACKSTONE HOLDINGS III L.P.

	By:	Blackstone Holdings III GP L.L.C., its general partner

By:
Name:
Title:

BLACKSTONE HOLDINGS IV L.P.

	By:	Blackstone Holdings IV GP L.P., its general partner

	By:	Blackstone Holdings IV GP Management L.L.C., its general partner

By:
Name:
Title:

BLACKSTONE HOLDINGS V L.P.

	By:	Blackstone Holdings V GP L.P., its general partner

	By:	Blackstone Holdings V GP Management (Delaware) L.P., its general partner

	By:	Blackstone Holdings V GP Management L.L.C., its general partner

By:
Name:
Title:

Agreed and accepted as of the date
first above written:

By:
Name:

SMD Non-Competition and Non-Solicitation Agreement Signature Page